Cary, NC
Contact: Shawn Poe, CFO 919-677-4019

Ply Gem Reports First Quarter 2013 Results

May 6, 2013 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of exterior building products in North America, today announced financial results for the first quarter ended March 30, 2013.
Highlights of Ply Gem’s 2013 first quarter financial results included:

•	Net sales for 2013 were $257.1 million, higher than 2012 net sales of $239.2 million by $17.9 million, or 7.5%.

•
Operating earnings for 2013 decreased $1.8 million to an operating loss of $(0.6) million compared to operating earnings of $1.2 million for 2012, reflecting more adverse weather conditions experienced in the first quarter of 2013 relative to 2012 as well as labor inefficiencies and ramp-up costs.

•	Our 2013 Adjusted EBITDA was $11.8 million compared to Adjusted EBITDA of $15.0 million in 2012.
“Ply Gem's sales continued to benefit from the new construction markets," said Gary E. Robinette, Ply Gem's President and CEO. "However, unfavorable weather conditions negatively impacted an already sluggish big ticket repair and remodeling market which stymied operating earnings in the first quarter of 2013. We will continue to manage the anticipated growth in the U.S housing market and maximize our operating efficiencies in 2013 and beyond." concluded Mr. Robinette.
Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents, cellular PVC trim, vinyl fencing, vinyl and composite railing, stone veneer and vinyl windows and doors used in both new construction and home repair and remodeling in the United States and Western Canada. Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns. Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors. Ply Gem windows and patio door brands include Ply Gem® Windows, Mastic® Replacement Windows, Ply Gem® Canada and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,900 people across North America. Visit www.plygem.com for more information.
Ply Gem management will host a live webcast on May 10, 2013 at 10:00 a.m. EST to report first quarter results. To access the webcast, log on to www.plygem.com, click on “Investor Relations”, select “Webcasts” and then click on the webcast link.
Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, availability of labor force and efficiency and product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
(Amounts in thousands)	March 30, 2013	March 31, 2012

Net sales	$257,097	$239,176
Cost of products sold	215,251	196,261
Gross profit	41,846	42,915
Operating expenses:
Selling, general and administrative expenses	38,216	34,993
Amortization of intangible assets	4,202	6,719
Total operating expenses	42,418	41,712
Operating (loss) earnings	(572)	1,203
Foreign currency (loss) gain	(33)	68
Interest expense	(23,668)	(25,056)
Interest income	15	15
Loss before provision for income taxes	(24,258)	(23,770)
Provision for income taxes	3,849	1,872
Net loss	$(28,107)	$(25,642)

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.    The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2012 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statement of the Company as of March 30, 2013, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), acquisition costs, customer inventory buybacks, and restructuring and integration costs. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs. In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA. Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	March 30, 2013	March 31, 2012
Net loss	$(28,107)	$(25,642)
Interest expense, net	23,653	25,041
Provision for income taxes	3,849	1,872
Depreciation and amortization	9,715	13,317
Non cash loss (gain) on foreign currency transactions	33	(68)
Acquisition costs	315	-
Customer inventory buyback	-	445
Restructuring/integration expense	2,380	-
Adjusted EBITDA	$11,838	$14,965

3.	Long-term debt amounts in the selected balance sheets at March 30, 2013 and December 31, 2012 consisted of the following:

	March 30, 2013	December 31, 2012
(Amounts in thousands)

Senior secured asset based revolving credit facility	$65,000	$15,000
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $39,286 and $40,870	800,714	799,130
9.375% Senior notes due 2017, net of
unamortized discount of $9,458 and $9,746	150,542	150,254
	$1,016,256	$964,384

4.	The following is a summary of selected balance sheet amounts at March 30, 2013 and December 31, 2012:

	March 30, 2013	December 31, 2012
(Amounts in thousands)

Cash and cash equivalents	$11,162	$27,194
Accounts receivable, less allowances	136,553	115,052
Inventories	122,710	100,292
Prepaid expenses and other current assets	16,061	15,384
Property and equipment, net	100,351	99,105
Intangible assets, net	90,153	94,356
Goodwill	392,224	392,455
Accounts payable	79,582	67,797
Long-term debt	1,016,256	964,384
Stockholder's deficit	(343,361)	(314,942)